Exhibit 4.9

REAFFIRMATION AGREEMENT

This REAFFIRMATION AGREEMENT, dated as of 3 March, 2011 (this “Agreement”), is entered into by and among Virgin Media Inc., a Delaware corporation (the “Ultimate Parent”), each of the subsidiaries of the Ultimate Parent listed on the signature pages hereto (each such subsidiary and the Ultimate Parent, collectively, the “Reaffirming Parties”), Deutsche Bank AG, London Branch, as Security Trustee (the “Security Trustee”) (such term and each other capitalized term, unless otherwise specified herein, shall have the meanings ascribed to them in the Group Intercreditor Agreement described below), and The Bank of New York Mellon, in its capacity as trustee (the “Notes Trustee”) for and on behalf of itself and the holders of the notes from time to time, under the New Indenture (as referred below).

WHEREAS, reference is made to (a) a new indenture dated as of 3 March, 2011 (the “New Indenture”) by and among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales, the Ultimate Parent, Virgin Media Finance PLC, Virgin Media Investment Holdings Limited (“VMIH”), the subsidiary guarantors named therein, The Bank of New York Mellon as Trustee and Paying Agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent; (b) the Senior Facilities Agreement dated 16 March 2010 (as from time to time amended, varied, novated or supplemented, the “SFA”) by and among the Ultimate Parent, certain subsidiaries of the Ultimate Parent, the lenders and agents as defined therein and the Security Trustee; (c) the Group Intercreditor Deed, dated 3 March 2006, as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009 and 8 January 2010 (the “Group Intercreditor Agreement”) among the Security Trustee and the borrowers, guarantors, lenders, financial institutions, intergroup debtors and intergroup creditors party thereto; (d) the Indenture dated as of January 19, 2010 (the “Existing Indenture”) by and among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales, the Ultimate Parent, Virgin Media Finance PLC, VMIH, the subsidiary guarantors named therein, The Bank of New York Mellon as Trustee and Paying Agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent; and (e) the Amended and Restated Share Pledge Agreement dated as of January 19, 2010 granted by Virgin Media Limited (“VML”) and others, as Pledgors in favour of Deutsche Bank AG, London Branch as Security Trustee hereto (the “Pledge Agreement”).

WHEREAS, each Reaffirming Party is party to the SFA, the Existing Indenture, the New Indenture, the Intercreditor Agreement and/or the Pledge Agreement, as applicable;

WHEREAS, each Reaffirming Party has realized, and continues to realize, substantial direct and indirect benefits as a result of the SFA and the Existing Indenture and the consummation of the transactions contemplated thereby;

WHEREAS, each Reaffirming Party expects to realize substantial direct and indirect benefits as a result of the New Indenture becoming effective and the consummation of the transactions contemplated thereby; and

Reaffirmation Agreement

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the New Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation and Acknowledgment

SECTION 1.01 Reaffirmation.

Each Reaffirming Party hereby consents to the entering into of the New Indenture and the transactions contemplated thereby and hereby ratifies and confirms all payment and performance obligations, contingent or otherwise, and undertakings arising under or in connection with its respective agreements, guarantees, pledges and grants of Liens (as defined in the New Indenture), as applicable, under and subject to the terms of Liens, the Group Intercreditor Agreement and the Pledge Agreement, and agrees that, notwithstanding the effectiveness of the New Indenture and the consummation of the transactions contemplated thereby, the pledges and grants of Liens given in connection with the Pledge Agreement are in full force and effect and remain and shall hereafter continue to secure the “Senior Liabilities” (under and as defined in the Group Intercreditor Agreement), as applicable.

SECTION 1.02 Acknowledgment

Each of the Reaffirming Parties acknowledges that (a) the New Indenture is a “Senior Finance Document” (under and as defined in the Intercreditor Agreement), (b) the lenders and agents from time to time under the New Indenture are (i) “Senior Finance Parties” (under and as defined in the Group Intercreditor Agreement) and (ii) “Beneficiaries” (under and as defined in the Group Intercreditor Agreement and the Pledge Agreement) and (c) all obligations of the Reaffirming Parties in respect of the New Indenture are (i) “New Senior Liabilities” (under and as defined in the Group Intercreditor Agreement) and (ii) “Secured Obligations” (under and as defined in the Pledge Agreement). Each reference, whether direct or indirect, in the Pledge Agreement to “Obligations” shall be deemed to include any indebtedness or obligations made pursuant to the New Indenture.

ARTICLE II

Miscellaneous

SECTION 2.01 Senior Finance Document.

This Agreement is a (i) “Senior Finance Document” (under and as defined in the Group Intercreditor Agreement) and (ii) a “Relevant Finance Document” (under and as defined in the SFA).

SECTION 2.02 Representations and Warranties.

VML hereby certifies that, as of the date hereof, the representations and warranties contained in the Pledge Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date). VML further confirms that the Pledge Agreement is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

SECTION 2.03 Effectiveness; Counterparts.

This Agreement shall become effective on the date when copies hereof (which, when taken together, bear the signatures of each of the Reaffirming Parties set forth on the signature pages hereto, and the Security Trustee and the Note Trustee) shall have been received by the Security Trustee and the Note Trustee. This Agreement may not be amended nor may any provision hereof be waived except with the prior written consent of all parties hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.04 Authorization.

Pursuant to any applicable law, each Reaffirming Party authorizes the Security Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the collateral without the signature of such Reaffirming Party in such form and in such offices as the Security Trustee determines appropriate to perfect the security interests of the Security Trustee under this Agreement. Each Reaffirming Party authorizes the Security Trustee to describe the collateral in any manner it deems appropriate or advisable, including, without limitation, describing collateral as “all personal property, whether now owned or hereafter acquired” in any such financing statements. Each Reaffirming Party agrees that it shall promptly upon the reasonable request of the Security Trustee, execute and deliver at its own expense any document and do any act or thing in order to confirm or establish the validity and enforceability of this Agreement.

SECTION 2.05 No Novation; No Offset.

This Agreement shall not discharge, release or modify the obligations of the Reaffirming Parties under the Senior Finance Documents or the perfection or priority of the Pledge Agreement, any lien thereunder or any other security therefor. Nothing in this Agreement shall be construed as a release or other discharge of any Reaffirming Party under the Pledge Agreement from any of its obligations and liabilities under the SFA, the Existing Indenture, the New Indenture or the Pledge Agreement. Each Reaffirming Party acknowledges that on the date hereof all outstanding Secured Obligations under the Senior Finance Documents are payable in accordance with their terms.

SECTION 2.06 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.07 No Amendments.

Except as expressly set forth herein, no amendments to any documents are intended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Reaffirming Party, the Security Trustee and the Note Trustee, for the benefit of the Senior Finance Parties have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

Virgin Media Inc.

By:	/s/ SCOTT DRESSER
Name:	Scott Dresser
Title:	Secretary

Reaffirmation Agreement

Virgin Media Limited

By:	/s/ ROBERT MACKENZIE
Name:	Robert Mackenzie
Title:	Director

Reaffirmation Agreement

Acknowledged and Agreed to by: Deutsche Bank AG, London Branch, as Security Trustee

By:	/s/ RAJEEN THAKERIA
Name:	Rajeen Thakeria
Title:	AVP

By:	/s/ VIKKI ADAMS
Name:	Vikki Adams
Title:	AVP

The Bank of New York Mellon, as Note Trustee

By:	/s/ MICHAEL LEE
Name:	Michael Lee
Title:	Senior Associate

By:	/s/ PAUL CATTERMOLE
Name:	Paul Cattermole
Title:	Vice President

Reaffirmation Agreement